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                                                                      Exhibit 11

                           Thomas H. Lee Capital, LLC
                       Thomas H. Lee Equity Partners, L.P.
                               590 Madison Avenue
                               New York, NY 10022

                                                    October 22, 1997

Equity-Linked Investors-II
c/o Desai Capital Management, Inc.
540 Madison Avenue
New York, NY  10022

                  Re:    Finlay Enterprises, Inc. (the "Company")

Ladies and Gentlemen:

             This letter agreement is entered into in connection with the Company's registration statement on form S-1 dated September 23, 1997, registration number 333-34949 (the "Registration Statement"). Terms used herein as defined terms shall have the meanings assigned to them in the Registration Rights Agreement among the Company and certain stockholders thereof dated as of May 26, 1993, as amended to date (the "Registration Rights Agreement").

            For good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the undersigned hereby agree as follows:

            1. Until the earlier of October 23, 1999 or the Catch-Up Point (the "Restricted Period"), neither the ELI Holders nor the Lee Holders, respectively, will sell in any one calendar quarter Registrable Securities constituting more than 10% of the shares of common stock of the Company traded on NASDAQ in the immediately preceding quarter, provided that the foregoing limitation shall not apply to Registrable Securities sold in any Block Sale (as defined below). Notwithstanding the foregoing, nothing contained in this letter agreement shall prevent or restrict the ELI Holders or the Lee Holders from exercising any of their respective registration rights under and as provided in the Registration Rights Agreement.


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Equity-Linked Investors-II
October 22, 1997
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             2. During the Restricted Period, the ELI Holders and the Lee
Holders, respectively, each hereby agree to give the other no less than two business days advance written notice at the above address of any sale of Registrable Securities in any calendar quarter, which notice shall specify the number of Registrable Securities to be sold. In addition, each of the ELI Holders and the Lee Holders, respectively, will provide a written statement to the other within 10 business days after the end of each calendar quarter listing the number of Registrable Securities sold by such party during the previous calendar quarter.

            3. For the purposes of this letter agreement, the term "Block Sale" shall mean either (a) a sale through a broker/dealer to a purchaser who has already been identified or (b) a sale of Registrable Securities directly to a purchaser, or (c) a private transfer of Registrable Securities to affiliates or partners of the ELI Holders and Lee Holders, in each case where such purchaser is not a market maker.

            4. The ELI Holders and the Lee Holders hereby agree that, for a period of 180 days after the date of the final prospectus relating to the Registration Statement, (a) neither the ELI Holders nor the Lee Holders shall exercise any registration rights which have been waived pursuant to the letter agreements executed by the ELI Holders and the Lee Holders, respectively, in favor of Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and SBC Warburg Dillon Read Inc. (the "Underwriters") unless the Underwriters have agreed in writing to permit the ELI Holders and the Lee Holders to exercise such rights on the same terms, and (b) both the ELI Holders and the Lee Holders shall remain subject to the restrictions on the sale, offer or other disposition of Registrable Securities set forth in the letter agreements executed by the ELI Holders and the Lee Holders, respectively, in favor of the Underwriters unless the Underwriters have agreed in writing to release both the ELI Holders and the Lee Holders from such restrictions, which release shall be on the same terms.

                [The Rest of This Page Intentionally Left Blank]



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Equity-Linked Investors-II
October 22, 1997
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            Please indicate your agreement with the foregoing by signing and returning to us a copy of this letter.

                                    Very truly yours,

                                    Thomas H. Lee Equity Partners, L.P.
                                    By:  THL Equity Advisers Limited Partnership

                                    By:  THL Equity Trust

                                    By:  /s/ Warren C. Smith, Jr.

                                    Thomas H. Lee Company

                                    By:  /s/ Warren C. Smith, Jr.

AGREED TO AND ACCEPTED BY:
By:  Equity-Linked Investors-II

By:  Rohit M. Desai Associates-II
             General Partner

By:  /s/ Damon H. Ball
       Attorney-in-fact for
       Rohit M. Desai
       Managing General Partner


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